SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Cone Mills Corporation
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:
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2)    Aggregate number of securities to which transaction applies:
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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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4)    Proposed maximum aggregate value of transaction:
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5)    Total fee paid:
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[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:
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2)    Form, Schedule or Registration Statement No.:
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3)    Filing Party:
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4)    Date Filed:
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



                  Supplemental to Proxy Executive Compensation


                  In order to preserve value in Cone Mills by securing the services of key personnel during turbulent times in the textile industry and at Cone Mills, on September 10 and 11, 2003, Cone Mills offered employment agreements to twenty-four executives, including the Named Executive Officers, setting forth the salaries, benefits and severance entitlements of these executives. If applicable, these agreements will be subject to approval by the Bankruptcy Court in connection with a filing for relief under Chapter 11 of the U.S. Bankruptcy Code as contemplated by the announcement made by Cone Mills of the offer it received from WL Ross & Co. on September 16, 2003.

                  Each of the agreements has an initial term through December 31, 2005, (except for two agreements which are not with Named Executive Officers and which have an initial term through December 31, 2004). Each agreement continues after the expiration of its initial term until terminated by Cone Mills or the executive. Other than salary and the duration of the initial term and the severance period, as described below, the terms of each of these agreements are identical. The salaries of the executives under the employment agreements are equal to the executives' current salaries. Each Named Executive Officer has executed his employment agreement.

                  Under each employment agreement, an executive's employment may be terminated (i) by Cone Mills with or without "cause" or on account of the executive's disability, or (ii) by the executive with or without "good reason." A termination for "good reason" includes any termination by an executive: (i) following any material breach of that executive's employment agreement by Cone Mills, (ii) where the executive gives at least six months notice during the six month period following a "Change in Control," or (iii) following any change in the duties, responsibilities or status of the executive after a Change in Control that is materially inconsistent with the executive's duties, responsibilities or status prior to the Change in Control. A "Change in Control" includes certain significant changes in the ownership or control of Cone Mills (including certain mergers or sales of substantially all of Cone Mills' assets) not approved by a majority of the current members of the Board of Directors of Cone Mills or approved successors thereof. If the Board of Directors approves the proposed transaction with WL Ross & Co., such a transaction would not constitute a Change in Control.

                  Pursuant to each employment agreement, an executive would be entitled to severance benefits in the event that the executive's employment is terminated by Cone Mills other than "for cause" or by the executive for "good reason." These severance benefits include: (i) continuation of the executive's base salary through the longer of (x) the remainder of the initial term of the employment agreement, and (y) one year (six months for those employment agreements having an initial term through December 31, 2004) following the date of termination; (ii) bonus payments, based on Cone Mills' performance, for the time period described in clause (i); and (iii) continued participation in Cone Mills' benefit plans (or the cash equivalent thereof if such participation is prohibited by law or the terms of such plans) for the time period described in clause (i). In addition, an executive may elect to not receive the severance payments described in the preceding sentence following a termination for "good reason" in return for a release from the non-competition requirements of the executive's employment agreement (as described below). In addition, the employment agreements provide that the benefits provided to the executives following a Change in Control will be no less favorable than those provided prior to the Change in Control.

                  Except as noted above, during the one-year period following any termination of an executive's employment with Cone Mills (or later if the executive is continuing to receive severance benefits), the executive will be prohibited under the employment agreement from (i) competing with Cone Mills in the United States or Mexico; (ii) soliciting employees of Cone Mills; or (iii) otherwise interfering with or disrupting any business relationship of Cone Mills.

     This letter includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: ability to generate cash; ability to attract and maintain adequate capital; ability to comply with the terms of the lending agreements of Cone Mills or to amend or modify the terms of such agreements as may be needed from time to time; ability to refinance; increases in prevailing interest rates; the result of the pursuit of strategic alternatives; the outcome of the pending proxy contest; the demand for textile products; the highly competitive nature of the textile industry and the possible effects of reduced import protection, free-trade initiatives and retaliatory measures in trade disputes; higher manufacturing costs, including the unpredictability of the cost and availability of cotton; reduced level of customer orders, including Cone Mills' relationships with Levi Strauss as its major customer; the business climate; business performance; economic and competitive uncertainties; changes in strategies, environmental and safety regulations and clean-up costs; changes in foreign exchange rates; the impact of changes in the value of pension fund assets and liabilities; changes in generally accepted accounting principles; adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers; the impact of increased accruals and reserves for such exposures; and adverse changes in economic and political climates around the world, including terrorist activities and international hostilities. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. As appropriate, additional factors are contained in other reports filed by the Company with the Securities and Exchange Commission. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.